As filed with the Securities and Exchange Commission on May 12, 2022
Registration No. 333-260105
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ROVER GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	85-3147201
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
720 Olive Way, 19th Floor
Seattle, WA 98101
(Address of Principal Executive Offices, including zip code)
Rover Group, Inc. 2021 Equity Incentive Plan
Rover Group, Inc. 2021 Employee Stock Purchase Plan
A Place for Rover, Inc. 2011 Equity Incentive Plan
DogVacay, Inc. Amended and Restated 2012 Stock Option Plan
Barking Dog Ventures Limited Enterprise Management Share Option Plan
(Full title of the plans)
Aaron Easterly
Chief Executive Officer
720 Olive Way, 19th Floor
Seattle, WA 98101
(888) 453-7889
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Michael Nordtvedt John Brust Craig Sherman Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104-7036 Telephone: (206) 883-2500	Melissa Weiland General Counsel 720 Olive Way, 19th Floor Seattle, Washington 98101 Telephone: (888) 453-7889
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-260105), filed on October 7, 2021 (the “Original Registration Statement”), is being filed in accordance with General Instruction C.3(a) to Form S-8 to add “control securities” acquired by certain executive officers and directors under, and since the filing of, the Original Registration Statement to the reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. As a filing fee was paid in connection with the registration of these “control securities” as subsequently issued by Rover Group, Inc. (the “Registrant”) under the Original Registration Statement, no additional registration fee is required to add these securities to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act of 1933, as amended (the “Securities Act”). No additional securities are being registered and all applicable registration and filing fees were paid at the time of the filing of the Original Registration Statement.

The Reoffer Prospectus may be used for reoffers and resales of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of the Registrant on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act, and the rules and regulations promulgated thereunder, that have been acquired by or are issuable to certain stockholders that are current and former employees, directors, officers, consultants, and/or advisors of the Registrant or its subsidiaries identified in the Reoffer Prospectus (the “Selling Securityholders”). The number of shares of Class A Common Stock included in the Reoffer Prospectus were acquired by or issuable to the Selling Securityholders pursuant to equity awards granted prior to our recent merger (the “Merger”) with Nebula Caravel Acquisition Corp. (“Caravel”), including stock options assumed in connection with the Merger under the Rover Group, Inc. 2021 Equity Incentive Plan (the“2021 Plan”), the A Place for Rover, Inc. 2011 Equity Incentive Plan, and DogVacay, Inc. Amended and Restated 2012 Stock Option Plan (as described in the Reoffer Prospectus), and restricted stock unit awards granted after the Merger under the 2021 Plan, and does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
13,751,870 Shares of Class A Common Stock

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 13,751,870 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Rover Group, Inc. (the “Company”). This Reoffer Prospectus covers the Shares acquired by or issuable to the Selling Securityholders pursuant to awards granted to the Selling Securityholders under the A Place for Rover, Inc. 2011 Equity Incentive Plan, as amended (“2011 Plan”), the DogVacay, Inc. Amended and Restated 2012 Stock Option Plan, as amended (the “DV Plan”), and the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares offered by this Reoffer Prospectus.
Upon vesting of the shares of Class A Common Stock offered by this Reoffer Prospectus pursuant to the terms of the relevant award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers which the Selling Securityholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. The Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices over a period of time, or at negotiated prices. The Selling Securityholders may sell any, all, or none of the Shares and except for Shares sold pursuant to a cashless exercise program or to cover tax withholding obligations precipitated by the vesting of restricted stock units, we do not know when or in what amount the Selling Securityholders may sell their Shares under this Reoffer Prospectus. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.
Our Class A Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “ROVR.” On May 11, 2022, the last quoted sale price for our Class A Common Stock as reported on Nasdaq was $4.67 per share.
The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
We are an “emerging growth company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.
The SEC may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 4 of this Reoffer Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is May 12, 2022.

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ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about our company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reports we file with the SEC.
You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement. Neither we nor the Selling Securityholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of Shares hereunder. Our business, financial condition, results of operations, and prospects may have changed since those dates.
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TRADEMARKS AND STATISTICS
The Rover design logo and the Rover mark appearing in this Reoffer Prospectus are the property of Rover Group, Inc. Trade names, trademarks and service marks of other companies appearing in this Reoffer Prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this Reoffer Prospectus.

Within this Reoffer Prospectus or documents we incorporate by reference, we reference information and statistics regarding the travel and pet care industries. We have obtained this information and these statistics from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources, such as Euromonitor International Limited. Some data and other information contained in this Reoffer Prospectus or documents we incorporate by reference are also based on management’s estimates and calculations, which are derived from our review and interpretation of internal surveys and independent sources. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. As a result, you should be aware that market, ranking and other similar industry data included in this Reoffer Prospectus or documents we incorporate by reference, and estimates and beliefs based on that data, may not be reliable. Neither we nor the Selling Securityholders can guarantee the accuracy or completeness of any such information contained in this Reoffer Prospectus or documents we incorporate by reference.
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PROSPECTUS SUMMARY
This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference in this Reoffer Prospectus. Unless the context otherwise requires, we use the terms “Company,” “Registrant,” “Rover,” “we” “us” and “our” in this Reoffer Prospectus to refer to Rover Group, Inc. and its wholly owned subsidiaries on a consolidated basis.
Overview
We believe in the unconditional love of pets, and Rover exists to make it possible for everyone to experience this love in their lives. Rover was founded to give pet parents an alternative to relying on friends and family, neighbors, and kennels for pet care; it is the world’s largest online marketplace for pet care based on gross booking value, or GBV, which represents the dollar value of bookings on our platform in a period, prior to cancellations, and is inclusive of pet care provider earnings, service fees, add-ons, taxes and alterations and is exclusive of tips. Our online marketplace aims to match pet parents with pet lovers who are dedicated to providing excellent pet care while earning extra income. Our simple and easy-to-use platform enables pet parents to easily discover and book the right pet care providers for them and their pets, communicate with providers and write and read reviews. Our platform enables pet care providers to list on our marketplace with low startup costs, schedule bookings, communicate with pet parents, set the prices charged for their services, and receive payment.
We connect pet parents with caring pet care providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, and drop-in visits. Through March 31, 2022, over three million unique pet parents and nearly 700,000 pet care providers across North America, the United Kingdom and Western Europe have booked a service on Rover, enabling millions of moments of joy and play for people and pets.
We generate substantially all of our revenue from our pet care marketplace platform that connects pet care providers and pet parents. We collect services fees from both providers and pet parents. As more providers accept and complete bookings, we earn more revenue. We also earn revenue from ancillary sources such as provider onboarding fees, fees earned from third-party providers from leads generated to such providers from our platform, blog, or email marketing, and the Rover Store, which offers Rover-branded merchandise for sale alongside third-party merchandise.

We have made focused and substantial investments in support of our mission. For example, to continually launch new features on our platform we have invested heavily in product development and have completed two strategic acquisitions. We have also invested in sales and marketing to grow the user base of the platform across the United States, Canada, the United Kingdom, and seven countries in Western Europe (Spain, France, Norway, Sweden, Netherlands, Italy, and Germany).
Our objective is to attract new pet parents to our platform, convert them into repeat bookers and generate a long lifetime of bookings from those pet parents. We are still in the early stages of business growth, but have made significant progress in extending the offerings and reach of our platform since our inception in June 2011.

Our principal executive offices are located at 720 Olive Way, 19th Floor, Seattle, WA 98101, and our telephone number is (888) 453-7889.

Our website address is www.rover.com. The information on, or that can be accessed through, our website is not part of this Reoffer Prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Class A Common Stock. We have included our website address in this Reoffer Prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the JOBS Act. As such, we may take advantage of reduced disclosure and other requirements otherwise generally applicable to public companies, including:

•exemption from the requirement to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;

•exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements;

•reduced disclosure about our executive compensation arrangements; and

•exemption from the requirement to hold non-binding advisory votes on executive compensation or golden parachute arrangements.

We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.

As a result of this status, we have taken advantage of reduced reporting requirements in this Reoffer Prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in past filings with the SEC, we have not included all the executive compensation-related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies unless it otherwise irrevocably elects not to avail itself of this exemption. We have elected to use this extended transition period for complying with new or revised accounting standards until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period. As a result, our financial statements may not be comparable to the financial statements of companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. We will remain a smaller reporting company until the last day of the fiscal year in which the aggregate market value of our common stock that is held by non-affiliates is at least $250 million or the last day of the fiscal year in which we have at least $100 million in revenue and the aggregate market value of our common stock that is held by non-affiliates is at least $700 million (in each case, with respect to the aggregate market value of our common stock held by non-affiliates, as measured as of the last business day of the second quarter of such fiscal year). If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to 13,751,870 shares of Class A Common Stock acquired by or issuable to Selling Securityholders pursuant to awards granted or assumed by the Company to the Selling Securityholders under the 2011 Plan, the DV Plan, and the 2021 Plan, including stock options and restricted stock units. Subject to the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the relevant award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders. For more information, see the sections titled “Use of Proceeds,” “Selling Securityholders,” and “Plan of Distribution.”

RISK FACTORS
Investing in our Class A Common Stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” starting on page 55 in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 12, 2022 (the “Quarterly Report”), which are incorporated by reference herein, and in subsequent reports we file with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A Common Stock could decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A Common Stock. The following is a summary of the principal risks we face that could materially adversely affect our business, operating results, financial condition and prospects. This summary is not complete and the risks summarized below are not the only risks we face. You should review and consider carefully the risks and uncertainties described in more detail in the “Risk Factors” section in the Quarterly Report and in subsequent reports we file with the SEC, and should not rely upon the following as an exhaustive summary of the material risks facing our business.

Risks Related to our Business and Industry
•The COVID-19 pandemic has materially adversely impacted and may continue to materially adversely impact our business, operating results, and financial condition.
•We have incurred net losses in each year since inception and may not be able to achieve profitability.
•Our historic revenue growth rate has slowed over time, and may slow or reverse again in the future.
•Our Adjusted EBITDA may not continue to grow over time and may slow or reverse again in the future.
•Online marketplaces for pet care are still in relatively early stages of growth and if demand for them does not continue to grow or grows slower than expected our business, financial condition, and operating results could be materially adversely affected.
•Our marketing efforts to help grow the business may not be effective.
•If we fail to retain existing pet care providers and pet parents or attract new pet care providers and pet parents, or if pet care providers fail to provide high-quality offerings, or if pet parents fail to receive high-quality offerings, our business, operating results, and financial condition would be materially adversely affected.
•The success of our platform relies on our matching algorithms and other proprietary technology and any failure to operate and improve our algorithms or to develop other innovative proprietary technology effectively could materially adversely affect our business, financial condition, and operating results.
•Any further and continued decline or disruption in the travel and pet care services industries or an economic downturn resulting from current or future pandemics, sustained levels of increased inflation, rising interest rates, geopolitical instability or economic uncertainty, would materially adversely affect our business, results of operations, and financial condition.
•The business and industry in which we participate are highly competitive and we may be unable to compete successfully with our current or future competitors.
•New offerings and initiatives can be costly and if we unsuccessfully pursue such offerings and initiatives, we may fail to grow and our business, operating results, financial condition and prospects would be materially adversely affected.

•Maintaining and enhancing our brand reputation is critical to our growth and negative publicity could damage the Rover brand.
•Actions by pet care providers or pet parents that are criminal, violent, inappropriate, or dangerous, or fraudulent activity, may undermine the safety or the perception of safety of our platform and materially adversely affect our reputation, ability to attract and retain pet care providers and pet parents, business, operating results and financial conditions.
•We may experience significant fluctuations in our operating results and key business metrics, which make it difficult to forecast future results and could cause our stock price to decline.

Risks Related to Regulation and Taxes

•If pet care providers are reclassified as employees under applicable law or new laws are passed causing the reclassification of pet care providers as employees or otherwise adopting employment-like restrictions with regard to pet care providers who use our platform, our business would be materially adversely affected.
•Our business is subject to a variety of laws and regulations, many of which are unsettled and still developing and failure to comply with such laws and regulations could subject us to claims or otherwise adversely affect our business, financial condition, or operating results.
•We are subject to regulatory inquiries, claims, lawsuits, investigations, various proceedings and other disputes and face potential liability and expenses for legal claims, which could materially adversely affect our business, operating results, and financial condition.
Risks Related to Privacy and Technology
•We have been subject to cybersecurity incidents in the past and anticipate being the target of future attacks. Any actual or perceived breach of security or security incident or privacy or data protection breach or violation could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition, and operating results.
•Changes in laws or regulations relating to privacy, data protection, or the protection or transfer of data relating to individuals, or any actual or perceived failure by us to comply with such laws and regulations or any other regulations relating to privacy, data protection or the protection or transfer of data relating to individuals, could adversely affect our business.
•Systems defects and failures and resulting interruptions in the availability of our website, mobile applications, or platform could adversely affect our business, financial condition and operating results.
•We rely on third-party payment service providers to process payments made by pet parents and payments made to pet care providers on our platform. If these third-party payment service providers become unavailable or we are subject to increased fees, our business, operating results, and financial condition could be materially adversely affected.
Risks Related to our Operations

•We depend on our highly skilled employees to grow and operate our business and if we are unable to hire, retain, manage and motivate our employees, or if our new employees do not perform as anticipated, we may not be able to grow effectively and our business, financial condition, and operating results could be materially adversely affected.
•Our support function is critical to the success of our platform and any failure to provide high-quality service could affect our ability to retain our existing pet care providers and pet parents and attract new ones.
•We may face difficulties as we expand our operations into new local markets in which we have limited or no prior operating experience.
Risks Related to Our Financial Reporting and Disclosure

•Because we recognize revenue upon the start of a booked service and not at booking, upticks or downturns in bookings are not immediately reflected in our operating results.
•Our management has limited experience in operating a public company.
•We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting which could result in a misstatement of the accounts or disclosures in our financial statements, that would result in a material misstatement of our annual or interim financial statements that would not be prevented or detected or cause us to fail to meet our periodic reporting obligations.
•We may face litigation and other risks as a result of the material weakness in the internal controls of our financial reporting.
Risks Related to Ownership of Class A Common Stock
•The market price of our Class A Common Stock has been, and may continue to be, volatile and may decline.
•Insiders currently have and may continue to possess substantial influence over us, which could limit investors’ ability to affect the outcome of key transactions, including a change of control.
The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Reoffer Prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “possible,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “consider,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this Reoffer Prospectus and the documents incorporated by reference include statements about:

•the effects of the COVID-19 pandemic, including as a result of new strains or variants of the virus, and other geopolitical events like Russia’s invasion of Ukraine on our business, operating results and financial condition, the travel industry, travel trends, and the global economy generally;
•our expectations regarding our operating and financial performance, including our bookings, gross booking value, revenue and expenses;
•our ability to retain existing and acquire new pet parents and pet care providers;
•the strength of our network, effectiveness of our technology, and quality of the offerings provided through our platform;
•our opportunities and strategies for growth, including investments and international markets;
•our offering expansion initiatives and market acceptance thereof;
•our ability to match pet parents with high quality and well-priced offerings;
•our assessment of and strategies to compete with our competitors;
•our assessment of our trust and safety practices;
•the success of our marketing strategies and investments;
•our ability to accurately and effectively use data and engage in predictive analytics;
•our ability to attract and retain talent and the effectiveness of our compensation strategies and leadership;
•general macroeconomic and geopolitical conditions, including other health-related events, political instability, sustained levels of increased inflation, rising interest rates, changes in monetary and fiscal policy, geopolitical conflicts and economic downturns, and their impact on demand for our platform, business, operating results and financial condition;
•seasonal fluctuations in bookings, gross bookings value, revenue, marketing, operating expenses, net income (loss), and Adjusted EBITDA;
•our future capital requirements and sources and uses of cash;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;
•changes in applicable laws or regulations;
•our ability to stay in compliance with laws and regulations, including tax laws, that currently apply or may become applicable to our business both in the United States and internationally and our expectations regarding various laws and restrictions that relate to our business;
•the outcome of any known and unknown litigation and regulatory proceedings;
•the increased expenses associated with being a public company;

•our ability to maintain and protect our brand;
•our current plans, considerations, expectations and determinations regarding future compensation programs; and
•other risks and uncertainties set forth in the section titled “Risk Factors” beginning on page 4 of this Reoffer Prospectus.
We caution you that the foregoing list does not contain all the forward-looking statements made in this Reoffer Prospectus or in the documents incorporated by reference.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Reoffer Prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this Reoffer Prospectus and the documents incorporated by reference. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Reoffer Prospectus and the documents incorporated by reference. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements made in this Reoffer Prospectus and the documents incorporated by reference relate only to events as of the date on which the statements are made available. We undertake no obligation to update any forward-looking statements made in this Reoffer Prospectus or the documents incorporated by reference to reflect events or circumstances after the date of this Reoffer Prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Reoffer Prospectus or the documents incorporated by reference therein, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this Reoffer Prospectus, and the documents that we incorporate by reference and have filed as exhibits to this Reoffer Prospectus, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this Reoffer Prospectus by these cautionary statements.

USE OF PROCEEDS
The Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Shares hereunder. All the proceeds from the sale of the Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will go to the Selling Securityholders. For more information, see the sections titled “Selling Securityholders” and “Plan of Distribution” included below.

SELLING SECURITYHOLDERS
The following table sets forth, as of May 3, 2022 (the “Determination Date”), the names of the Selling Securityholders, the aggregate number of shares of Class A Common Stock beneficially owned by the Selling Securityholders, the aggregate number of shares of Class A Common Stock that the Selling Securityholders may offer pursuant to this Reoffer Prospectus and the number of shares of Class A Common Stock that would be beneficially owned by the Selling Securityholders after the sale of the Shares offered hereby assuming that the Selling Securityholders sell all of the Shares covered by this Reoffer Prospectus. The percentage of beneficial ownership after the offered shares of Class A Common Stock are sold is calculated based on 181,937,087 shares of Class A Common Stock outstanding as of the Determination Date.
The Shares offered by the Selling Securityholders hereunder include shares of Class A Common Stock acquired upon the exercise of stock options or issuable upon the exercise of outstanding stock options or upon the vesting of outstanding restricted stock units by certain current and former directors, officers, other employees, consultants and/or advisors of the Company or its subsidiaries pursuant to the 2021 Plan, the 2011 Plan, and the DV Plan, as described in this Reoffer Prospectus. When we refer to the “Selling Securityholders” in this Reoffer Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Common Stock other than through a public sale.
The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC (except as described in footnote (2) to the table below), and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of the Determination Date, subject to community property laws where applicable.

Name of Selling Securityholder (1)	Class A Common Stock Beneficially Owned Prior to Offering(2)	Number of Shares of Class A Common Stock Being Offered(2)	Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold
			Number (2) (3)	Percent
Aaron Easterly (4)	9,102,192	7,761,800	1,340,392	*
Tracy Knox (5)	1,852,750	1,852,750	0	-%
Brent Turner (6)	3,545,750	3,501,872	43,878	*
Susan Athey (7)	274,983	274,983	0	-%
Greg Gottesman (8)	81,304	24,430	56,874	*
Kristina Leslie (9)	42,021	42,021	0	-%
Megan Siegler (10)	24,430	24,430	0	-%
Named Selling Securityholders (11)	915,973	267,009	648,964	*
Unnamed Selling Securityholders (12)	52,087	2,575	49,512	*
Total Shares	15,891,490	13,751,870	2,139,620	1.1%

* Less than 1%

(1)Unless otherwise noted, the business address of each of these shareholders is c/o Rover Group, Inc., 720 Olive Way, 19th Floor, Seattle, WA 98101.
(2)The number of shares of Class A Common Stock reflect all shares of Class A Common Stock acquired or issuable to a Selling Securityholder pursuant to applicable award grants previously made irrespective of whether such grants are vested or convertible as of the Determination Date or will become vested or convertible within 60 days after the Determination Date.
(3)Assumes all the shares of Class A Common Stock being offered are sold in the offering, that shares of Class A Common Stock beneficially owned by such Selling Securityholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares of Class A Common Stock are purchased or otherwise acquired other than pursuant to the options and restricted stock units relating to the Shares being offered.
(4)Consists of (a) 3,168,777 shares of Class A Common Stock held of record by Mr. Easterly, (b) 4,882,343 shares of Class A Common Stock subject to options held by Mr. Easterly, 4,124,136 shares of which will be vested and exercisable within 60 days of the Determination Date and (c) 1,051,072 restricted stock units covering shares of the Company’s Class A Common Stock held by Mr. Easterly, 72,696 shares of which will be vested within 60 days of the Determination Date. Mr. Easterly is our Chief Executive Officer and the Chairperson of our board of directors.
(5)Consists of (a) 249,857 shares of Class A Common Stock held of record by Ms. Knox, (b) 1,241,609 shares of Class A Common Stock subject to options held by Ms. Knox, 1,058,515 shares of which will be vested and exercisable within 60 days of the Determination Date, and (c) 361,284 restricted stock units covering shares of the Company’s Class A Common Stock held by Ms. Knox, 25,400 shares of which will be vested within 60 days of the Determination Date. Ms. Knox is our Chief Financial Officer.
(6)Consists of (a) 997,603 shares of Class A Common Stock held of record by Mr. Turner, (b) 1,848,160 shares of Class A Common Stock subject to options held by Mr. Turner, 1,632,339 shares of which will be vested and exercisable within 60 days of the Determination Date, and (c) 699,987 restricted stock units covering shares of Class A Common Stock held by Mr. Turner, 46,874 shares of which will be vested within 60 days of the Determination Date. Mr. Turner is our President and Chief Operating Officer.
(7)Consists of (a) 250,553 shares of Class A common stock held by Dr. Athey and (b) 24,430 restricted stock units covering shares of Class A Common Stock held by Dr. Athey, none of which will be vested within 60 days of the Determination Date. Dr. Athey is a member of our board of directors.
(8)Consists of (a) 56,874 shares of Class A Common Stock held of record by Mr. Gottesman and (b) 24,430 restricted stock units covering shares of the Company’s Class A Common Stock held by Mr. Gottesman, none of which will be vested within 60 days of the Determination Date. Mr. Gottesman is a member of our board of directors. Mr. Gottesman is also a minority investor and former general partner in funds affiliated with Madrona Ventures which beneficially own approximately 14.6% of Rover. Mr. Gottesman does not have voting or dispositive control over such funds.
(9)Consists of (a) 17,509 shares of Class A common stock held by Ms. Leslie and (b) 24,512 restricted stock units covering shares of Class A common stock held by Ms. Leslie, 3,502 shares of which will be vested within 60 days of the Determination Date. Ms. Leslie is a member of our board of directors.
(10)Consists of 24,430 restricted stock units covering shares of Class A Common Stock held by Ms. Siegler, none of which will be vested within 60 days of the Determination Date. Ms. Siegler is a member of our board of directors. Ms. Siegler is also minority investor in entities affiliated with Spark Capital Growth Fund, L.P. and Spark Capital Growth Founders Fund, L.P., which beneficially own less than 5% of Rover. Ms. Siegler does not have voting or dispositive control over such funds.
(11)Includes the following named non-affiliate Selling Securityholders, each of whom own at least 1,000 shares of Class A Common Stock issued pursuant to an employee benefit plan and offered pursuant to this Reoffer Prospectus: Kanika Chander, Paul Dixon, Ariana Habbaba, Johannas Heller, Jared Kofron, Tiffany Lin, Matthew Muttera, Jennifer Newheiser, Chad Prohaska, Megan Ratto, Garry Robles, Ion Scerbatiuc, and

Pranav Shah. The named non-affiliate Selling Securityholders own less than 1% of our Class A Common Stock, both individually and in the aggregate. Each of these persons are current or former employees of the Registrant or its subsidiaries.
(12)Includes three unnamed non-affiliate persons, each of whom holds less than 1,000 shares of our Class A Common Stock and each of whom may sell up to such amount using this Reoffer Prospectus. Each of these persons beneficially owns less than 1% of our Class A Common Stock. Each of these persons are current or former employees of the Registrant or its subsidiaries.

Other Material Relationships with the Selling Securityholders

Stockholder Lock-Up Agreement

At the closing of the Merger, on July 30, 2021, Rover, the Sponsor, certain affiliates of the Sponsor, and certain Legacy Rover stockholders, including Mr. Easterly, entered into the Stockholder Lock-Up Agreement, pursuant to which they agreed, subject to certain exceptions, not to transfer shares of Class A Common Stock for a period of 6 months after the closing of the Merger, provided that, if during such 6 month period the volume weighted average price of Class A Common Stock is greater than or equal to $16.00 over any twenty trading days within any thirty trading day period (“Triggering Event III”), 50% of each applicable holder’s Lock-Up Shares shall be released from such lock-up on the later of (i) Triggering Event III and (ii) the date that is 90 days after the closing of the Merger.

The full text of the form of Stockholder Lock-Up Agreement is attached as Exhibit 10.6 to the Current Report on Form 8-K filed on February 11, 2021, which is incorporated herein by reference.

Option to Permit Net Exercise
On February 10, 2021, the Legacy Rover board of directors approved an amendment to the stock option granted to Aaron Easterly on July 19, 2012 to purchase 1,765,120 shares of Legacy Rover’s common stock to permit Mr. Easterly to satisfy the exercise price and applicable tax withholding obligations by net exercise of the option. As a result of the net exercise of the option by Mr. Easterly on July 30, 2021, Legacy Rover withheld 675,679 shares.

Stockholder Support Agreements

On February 10, 2021, Caravel, Legacy Rover, the Sponsor, and certain former stockholders of Legacy Rover, including Mr. Easterly, entered into certain support agreements, pursuant to which among other things, such parties agreed to approve the Merger.

The full text of the form of Stockholder Support Agreement is attached as Exhibit 10.3 to the Current Report on Form 8-K filed on February 11, 2021, which is incorporated herein by reference.

Rover Group, Inc. Related Person Transactions

Investor Rights Agreement

In connection with the closing of the Merger, the Company, the Sponsor, other stockholders holding founder shares issued to the Sponsor and certain of its affiliates, and certain Legacy Rover stockholders holding Legacy Rover common stock, including Mr. Easterly, entered into an investor rights agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provided that (i) the Company would register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A Common Stock and other equity securities of the Company that are held by the parties thereto from time to time, (ii) in the event that the Company sold Backstop Shares (as defined in the backstop agreement between Sponsor and Caravel) with an aggregate purchase price of at least $15 million, the Company would include one individual designated by the Sponsor in the slate of nominees recommended by the Board (or duly constituted committee thereof) for election as directors at each annual meeting of stockholders at which such nominee’s term expires, subject to the Sponsor and its Affiliates (as defined in the Business Combination Agreement) beneficially owning a certain minimum number of shares of Class A Common Stock and (iii) the Company would waive the corporate opportunities doctrine with respect to the Sponsor, its affiliates (including portfolio companies), their respective investors and the director nominees of the foregoing.

The full text of the form of Investor Rights Agreement is attached as Exhibit 10.5 to the Current Report on Form 8-K filed on February 11, 2021, which is incorporated herein by reference.

Proposed Complementary Service Opportunity

In April 2022, Rover entered into a non-binding term sheet with Pioneer Square Labs, or PSL, a start-up studio and venture capital fund of which Mr. Gottesman is a managing director and co-founder, to explore a business opportunity in a service for pet parents and care providers that is complementary to Rover’s current offerings. PSL and Rover are currently expected to have roughly equivalent minority ownership positions in any entity resulting from such opportunity, and to have customary rights afforded to investors in venture-backed companies. PSL also is expected to be reimbursed for certain start-up and formation costs by the entity and to provide, and be compensated for, certain services to the entity for a period of time after formation.

Mr. Gottesman will not serve on the board of any such entity unless approved by Rover's Board. Mr. Gottesman holds a minority position in PSL. As of the date hereof, Rover does not expect that its initial investment in such opportunity, if consummated, will exceed $1.0 million.

Compensation Arrangements

We are party to employment agreements with Mr. Easterly, Ms. Knox and Mr. Turner that, among other things, provide for certain severance and change of control benefits. We have also granted (1) stock options and restricted stock units to Mr. Easterly, Ms. Knox, Mr. Turner and Dr. Athey, a non-employee member of our board of directors, and (2) restricted stock units to Mr. Gottesman, Ms. Leslie, and Ms. Siegler, each a non-employee member of our board of directors. For more information on these employment agreements and our other executive and director compensation arrangements, see the sections titled “Executive Compensation” on pages 26 to 33 and “Board of Directors and Corporate Governance—Director Compensation” on pages 17 to 20 of our proxy statement, which sections are incorporated herein by reference.

Indemnification of Officers and Directors

We have entered into indemnification agreements with our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law (“DGCL”) and may continue to do so in the future. These indemnification agreements require us to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

We also maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having served as a director or officer of the Company. The coverage provided by these policies applies whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors or officers, or is or was one of our directors or officers serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Class A Common Stock received after the date of this Reoffer Prospectus from a Selling Securityholder as a gift, pledge, partnership distribution, or other transfer.
We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.
The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:
•directly by the Selling Securityholders;
•pursuant to cashless exercise programs upon the exercise of outstanding stock option awards or to cover tax withholding obligations precipitated by the vesting of restricted stock units granted under our employee compensation plans;
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares; or
•through a combination of any of these methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Selling Securityholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.
The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.

These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•through trading plans entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Shares, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Securityholder.
Except with respect to shares sold through a cashless exercise program or sold to cover tax withholding obligations precipitated by the vesting of restricted stock units, the Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this Reoffer Prospectus.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than 0.1% of the outstanding shares of our Class A Common Stock.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the following documents previously filed with the SEC:

(1)	Our Annual Report on Form 10-K (File No. 001-39774) for the fiscal year ended December 31, 2021 (as filed with the SEC on March 21, 2022).
(2)	Our Quarterly Report on Form 10-Q (File No. 001-39774) for the quarterly period ended March 31, 2022 (as filed with the SEC on May 12, 2022).
(3)
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022;

(4)	Our Current Reports on Form 8-K (File No. 001-39774) filed January 5, 2022, January 21, 2022, February 14, 2022, March 7, 2022 (other than information furnished rather than filed), and April 25, 2022.
(5)
The description of our Class A Common Stock contained in Amendment No. 1 to our Registration Statement on Form 8-A (File No. 001-39774) filed with the SEC on October 6, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the termination of the offering of the Shares under this Reoffer Prospectus shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Reoffer Prospectus.
Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Rover Group, Inc., Attn: Legal, 720 Olive Way, 19th Floor, Seattle, WA 98101; (888) 453-7889.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.rover.com. We make available, free of charge, on our investor relations website at https://investors.rover.com under “Financials—SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on

Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on, or that can be accessed through, our website and investor relations website is not a part of or incorporated by reference into this Reoffer Prospectus and the inclusion of our website and investor relations website addresses in this Reoffer Prospectus is an inactive textual reference only.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the employee benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC, either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

Item 1. Plan Information.
Item 2. Registrant Information and Employee Plan Annual Information.
I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(1)	Our Annual Report on Form 10-K (File No. 001-39774) for the fiscal year ended December 31, 2021 (as filed with the SEC on March 21, 2022).
(2)	Our Quarterly Report on Form 10-Q (File No. 001-39774) for the quarterly period ended March 31, 2022 (as filed with the SEC on May 12, 2022).
(3)
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022;

(4)	Our Current Reports on Form 8-K (File No. 001-39774) filed January 5, 2022, January 21, 2022, February 14, 2022, March 7, 2022 (other than information furnished rather than filed), and April 25, 2022.
(5)
The description of the Registrant’s Class A Common Stock contained in Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-39774) filed with the SEC on October 6, 2021 pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington, has passed on the validity of the Shares offered pursuant to this Registration Statement. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati,

Professional Corporation, directly or indirectly own less than 0.1% of the outstanding shares of the Registrant’s Class A Common Stock.
Item 6. Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s amended and restated certificate of incorporation (“Certificate of Incorporation”) provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
The Registrant’s amended and restated bylaws (“Bylaws”) provide that the Registrant must indemnify and advance expenses to its directors and officers to the full extent authorized by the DGCL.
The Registrant has entered into indemnification agreements with each of its directors and executive officers. Such agreements may require the Registrant, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Registrant’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Registrant shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Registrant’s board of directors pursuant to the applicable procedure outlined in the Registrant’s Bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Registrant currently maintains and expects to continue to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to itself with respect to indemnification payments that it may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Registrant and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Registrant believes that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Item 7. Exemption from Registration Claimed.
Following the closing of the Merger on July 30, 2021 through October 4, 2021 when the Registrant filed the Original Registration Statement, the Registrant issued an aggregate of 491,911 shares of Class A Common Stock through the exercise of outstanding stock options by current and former employees and officers, for which the Registrant received approximately $766,000. The issuance of these shares being offered by the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates. The recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

Item 8. Exhibits.
The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.
EXHIBIT INDEX

		Incorporated by Reference
ExhibitNumber	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Company.	8-K	001-39774	3.1	August 5, 2021

4.2	Amended and Restated Bylaws of the Company.	10-Q	001-39774	3.2	November 10, 2021

4.3	Specimen Class A Common Stock Certificate.	8-K	001-39774	4.1	August 5, 2021

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.	S-8	333-260105	5.1	October 7, 2021

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).	S-8	333-260105	23.3	October 7, 2021

24.1**	Power of Attorney (included on the signature page of the initial filing of this registration statement).	S-8	333-260105	24.1	October 7, 2021
99.1	Rover Group, Inc. 2021 Equity Incentive Plan.	S-1	333-260937	10.13	November 10, 2021

99.2**	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under the Rover Group, Inc. 2021 Equity Incentive Plan (for non-executives).	S-8	333-260105	99.2	October 7, 2021
99.3**	Form of Notice of Stock Option Grant and Stock Option Agreement under the Rover Group, Inc. 2021 Equity Incentive Plan.	S-8	333-260105	99.3	October 7, 2021
99.4	Rover Group, Inc. 2021 Employee Stock Purchase Plan.	S-1	333-260937	10.12	November 10, 2021
99.5**	A Place for Rover, Inc. 2011 Equity Incentive Plan, as amended.	S-8	333-260105	99.5	October 7, 2021
99.6**	Form of Stock Option Agreement under the A Place for Rover, Inc. 2011 Equity Incentive Plan (for non-executives).	S-8	333-260105	99.6	October 7, 2021
99.7**	DogVacay, Inc. Amended and Restated 2012 Stock Option Plan, as amended June 18, 2015.	S-8	333-260105	99.7	October 7, 2021
99.8**	Form of Incentive Stock Option Grant Notice Under the DogVacay, Inc. Amended and Restated 2012 Stock Option Plan.	S-8	333-260105	99.8	October 7, 2021
99.9**	Barking Dog Ventures Limited Enterprise Management Incentive Share Option Plan.	S-8	333-260105	99.9	October 7, 2021
99.10**	Form of Release and Grant of New Option Agreement (EMI) Under the Barking Dog Ventures Limited Enterprise Management Incentive Share Option Plan.	S-8	333-260105	99.10	October 7, 2021
99.11**	Form of Release and Grant of New Option Agreement (Non-EMI) Under the Barking Dog Ventures Limited Enterprise Management Incentive Share Option Plan.	S-8	333-260105	99.11	October 7, 2021

		Incorporated by Reference
99.12**	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under the Rover Group, Inc. 2021 Equity Incentive Plan (for executives).	10-K	001-39774	10.18	March 21, 2022
99.13**	Form of Stock Option Agreement under the A Place for Rover, Inc. 2011 Equity Incentive Plan (for executives).	10-K	001-39774	10.21	March 21, 2022
* Filed herewith.
** Previously filed.
Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 12, 2022.

ROVER GROUP, INC.

By:	/s/ Tracy Knox
Tracy Knox
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2022
Aaron Easterly

/s/ Tracy Knox	Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2022
Tracy Knox

*	Director	May 12, 2022
Susan Athey

*	Director	May 12, 2022
Venky Ganesan

*	Director	May 12, 2022
Greg Gottesman

*	Director	May 12, 2022
Scott Jacobson

*	Director	May 12, 2022
Megan Siegler

*	Director	May 12, 2022
Kristina Leslie

*	Director	May 12, 2022
Adam Clammer

*By:	/s/ Tracy Knox
Tracy Knox
Attorney-in-Fact